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                                                                    EXHIBIT 10.1

                         WORKING CAPITAL LOAN AGREEMENT

                                 BY AND BETWEEN

                     BARAN ACQUISITION SUB, INC., as Lender

                     O2WIRELESS SOLUTIONS, INC., as Borrower

                                       AND

                                o2WIRELESS, INC.
                            o2WIRELESS LIGHTING, INC.
                         o2WIRELESS SYSTEMS GROUP, INC.
                           o2WIRELESS DEPLOYMENT, INC.
                        o2WIRELESS SITE DEVELOPMENT, INC.
                            YOUNG & ASSOCIATES, INC.
                         o2WIRELESS MICHIGAN, INC., and
            o2WIRELESS NORTH CAROLINA, INC., as Affiliate Guarantors

                                  June 5, 2002


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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is dated as of June 5, 2002, by and between BARAN ACQUISITION SUB, INC. ("Lender") on the one hand, and o2WIRELESS SOLUTIONS, INC. ("Borrower") and o2WIRELESS, INC., o2WIRELESS LIGHTING, INC., o2WIRELESS SYSTEMS GROUP, INC., o2WIRELESS DEPLOYMENT, INC., o2WIRELESS SITE DEVELOPMENT, INC., YOUNG & ASSOCIATES, INC., o2WIRELESS MICHIGAN, INC., and o2WIRELESS NORTH CAROLINA, INC. (collectively, "Affiliate Guarantors") on the other hand.

         WHEREAS, Lender is willing to provide working capital advances to Borrower subject to the conditions and protections provided by this Working Capital Loan Agreement.

         IN CONSIDERATION of the foregoing and the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I

                                    THE LOAN

         1.1. Working Capital Advances/Use of Loan Proceeds/Structure of Commitment. (a) From time to time prior to the date upon which Lender determines to withdraw from its commitments under this Loan Agreement and subject to the terms and conditions set forth in this Loan Agreement, Lender agrees, for itself only, to extend Working Capital Advances to Borrower. All Working Capital Advances shall be evidenced by a Working Capital Note the form of which is attached hereto as Exhibit A, and Borrower is obligated to pay to Lender the amount of Working Capital Advances actually made by Lender, together with interest on the principal amount of the Working Capital Advances which remain outstanding from time to time.

                  (b) Lender agrees that at a minimum it will initially advance, upon satisfaction of all conditions precedent other than those conditions Lender has determined to waive, if any, a minimum of Five Million Dollars ($5,000,000). The proceeds of such initial advance shall be used as provided in Schedule 1.1(b). In addition, no later than (i) the date Borrower files its Form 10-Q for the quarter ended June 30, 2002 or (ii) August 15, 2002, Lender shall advance to Borrower at least the lesser of (x) $3,000,000 or (y) the amount of Borrower's Loss for the quarter ended June 30, 2002. If this Loan Agreement is in effect as of the later of (i) the date Borrower files its Form 10-Q for the quarter ended September 30, 2002 or (ii) November 15, 2002, Lender shall advance to Borrower, at its discretion, an amount equal to Borrower's Loss for the quarter ended September 30, 2002. For purposes hereof, Loss shall mean Borrower's consolidated earnings before interest, taxes, depreciation, amortization, non-cash restructuring expenses and any accrued and unpaid management fees due to Lender. In no event, however, will Lender have any obligation or commitment to extend any Working Capital Advances to Borrower under this Loan Agreement following the earliest of (i) the occurrence of an Event of Default or (ii) November 15, 2002.


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         1.2.     Interest.  (a) Prior to an Event of Default (and except as otherwise provided herein), the unpaid principal balance of the Working Capital Advances shall bear interest at the rate of two percent (2%) in excess of the prime rate of interest as announced by CitiBank, N.A. from time to time. If all the Working Capital Advances are not paid in full by November 15, 2002, the interest rate shall thereupon increase by five percentage points.

                  (b) All interest due and other amounts due under this Loan Agreement and a Working Capital Note shall be computed for the actual number of days elapsed and on the basis of a 360-day year.

         1.3. Notice of Requirement. Borrower, on behalf of itself and/or the Affiliate Guarantors shall advise Lender from time to time of the specific requirements it possesses for which additional working capital is needed to operate its consolidated business. Upon such advice, Lender shall have the right, but not the obligation, to advance funds to Borrower and to specify the specific use of such funds; provided, however, that Lender shall be obligated to fund the amount, up to $3,000,000, of Borrowers Loss for the quarter ended June 30, 2002. Lender also reserves the right to make advances to Borrower at such time and in such amounts as Lender determines is necessary to enable Borrower and the Affiliated Guarantors to meet the respective obligations of their businesses.

         1.4. Warranty. Borrower's receipt of an advance from Lender shall automatically constitute a warranty by Borrower to the Lender that, on the date of the advance: (a) all of the representations and warranties of Borrower contained in this Loan Agreement shall be true and correct on such date as though made on such date; and (b) no Default or Event of Default shall exist on such date.

         1.5. Payments. (a) The outstanding unpaid principal balance of all Working Capital Advances, shall be paid in full on the earlier of Lender's demand for payment, which in no event shall such demand be made prior to November 15, 2002 or the occurrence of an Event of Default. Notwithstanding such payment terms, while the Subordination Agreement of even date herewith among Borrower, Lender and Wachovia Bank, National Association (the "Bank") ("Subordination Agreement") is in effect, no payments shall be made by Borrower to Lender.

                  (b) All payments owed by Borrower to Lender under this Loan Agreement and the Working Capital Advances, including without limitation, such sums due under each Note shall be made without any counterclaim, offset, recoupment, withholding, deduction or other reduction, deferment or abatement for any reason whatsoever.

         1.6. Affiliate Guaranty. (a) The Affiliate Guarantors hereby jointly and severally guarantee to the Lender the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Working Capital Advances (such advances herein called, collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms hereof. The Affiliate Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Affiliate Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due


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(whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  (b) The obligations of the Affiliate Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Working Capital Notes or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than, subject to paragraph (c) below, full payment and satisfaction of all Guaranteed Obligations), it being the intent of this section that the obligations of the Affiliate Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Affiliate Guarantors hereunder which shall remain absolute and unconditional as described above:

                           (i) at any time or from time to time, without notice to any of the Affiliate Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                           (ii) any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein on the part of Borrower to be done shall fail to be done or be omitted;

                           (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Note shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                           (iv) any lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

                           The Affiliate Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Note.

                  (c) The obligations of the Affiliate Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by Lender or any subsequent holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Affiliate Guarantors jointly and


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severally agree that they will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of legal counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  (d) Each Affiliate Guarantor hereby subordinates to Lender all rights of subrogation or contribution against Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions hereof until all Working Capital Advances (other than any constituting contingent indemnity obligations) are fully paid and satisfied.

                  (e) The Affiliate Guarantors jointly and severally agree that, as between the Affiliate Guarantors and Lender, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration in accordance with the terms hereof (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Affiliate Guarantors for purposes hereof.

                  (f) Each Affiliate Guarantor hereby acknowledges that its guaranty herein constitutes an instrument for the payment of money.

                  (g) The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

                  (h) The Affiliate Guarantors hereby agree, as between themselves, that if any Affiliate Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by such Affiliate Guarantor of any Guaranteed Obligations, each other Affiliate Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Affiliate Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of an Affiliate Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Affiliate Guarantor under the other provisions of this Section 1.11 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, an Affiliate Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations
(iii) "Pro Rata Share" means, for any Affiliate Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all assets of such Affiliate Guarantor (excluding any shares of stock of any


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other Affiliate Guarantor) exceeds the amount of all the debts and liabilities of such Affiliate Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Affiliate Guarantor hereunder and any obligations of any other Affiliate Guarantor that have been guaranteed by such Affiliate Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of all of the Affiliate Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Affiliate Guarantor hereunder) of the Affiliate Guarantors, determined as of the date hereof.

                  (i) In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Affiliate Guarantors hereunder, after giving effect to the contribution rights provided herein above, would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Affiliate Guarantor or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         1.7. Security Interest. (a) As security for the due and prompt repayment and performance of any and all of the Working Capital Advances and the performance of all other obligations and covenants of Borrower and Affiliated Guarantors hereunder, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower or Affiliated Guarantors, Borrower and each Affiliated Guarantor hereby pledges and assigns to Lender and gives Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower or Affiliated Guarantor in and to the Collateral, whether now owned or hereafter acquired by Borrower or Affiliated Guarantor, and all proceeds and products derived therefrom.

                  (b) Except as herein or by applicable law otherwise expressly provided, Lender shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower or each Affiliated Guarantor agrees to take such steps. In any case Lender shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower and each Affiliated Guarantor may have reasonably requested Lender to take and Lender's omission to take any action not requested by Borrower or an Affiliated Guarantor shall not be deemed a failure to exercise reasonable care. In no event, however, shall Lender be obligated to take any actions requested of it. No segregation or specific allocation by Lender of specified items of Collateral against any liability of Borrower and each Affiliated Guarantor shall waive or affect any security interest in or Lien against other items of Collateral or any of Lender's options, powers or rights under this Agreement or otherwise arising.

                  (c) Upon the occurrence and continuation of an Event of Default, Lender may at any time and from time to time, with or without notice to any Borrower or an Affiliated


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Guarantor, (i) transfer into the name of Lender or the name of Lender's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Lender of any amounts due or to become due thereon and (iii) receive and after a Default or Event of Default direct the disposition of any proceeds of any Collateral.

                  (d) Borrower and each Affiliated Guarantor authorizes Lender at Borrower's expense to file any financing statements relating to the Collateral and such other documents that are required for filing with the United States Patent and Trademark Office in order to perfect Lender's security interest (without Borrower's or Affiliated Guarantor's signatures thereon) which Lender deems appropriate and Borrower and each Affiliated Guarantor irrevocably appoints Lender as its attorney-in-fact to execute any such financing statements, documents and/or control agreements in their name and to perform all other acts, at their expense, which Lender deems appropriate to perfect and to continue perfection of the security interest of Lender. Borrower and each Affiliated Guarantor hereby appoints Lender as its attorney-in-fact to endorse, present and collect on its behalf and in its name any draft, checks or other documents necessary or desirable to collect any amounts which they may be owed. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Working Capital Advances; and thirdly, to the principal amount of the Working Capital Advances. If any deficiency shall arise, Borrower and the Affiliated Guarantor shall remain jointly and severally liable to Lender therefor.

                  (e) Borrower and each Affiliated Guarantor authorizes Lender without affecting their joint and several obligations hereunder from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Working Capital Advances or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Working Capital Advances or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Working Capital Advances or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as Lender in its sole discretion may determine.

                  (f) Upon the occurrence and continuation of an Event of Default, Lender may notify any Account Debtor of Lender's security interest and may direct such Account Debtor to make payment directly to Lender for application against the Working Capital Advances. Any such payments received by or on behalf of Borrower at any time, whether before or after an Event of Default, shall be the property of Lender, shall be held in trust for Lender and not commingled with any other assets of any Person. Lender shall have the right to apply any proceeds of Collateral to such of the Working Capital Advances as it may determine.

                  (g) Borrower and each Affiliated Guarantor hereby waives any right it may have to require marshaling of its assets.


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                  (h)      Borrower and each Affiliated Guarantor will cooperate
with Lender in obtaining control of, or control agreements with respect to, Collateral for which control or a control agreement is required for perfection of the Lender's security interest.

                  (i) For purposes of this Loan Agreement "Collateral" means the following property of Borrower and each Affiliate Guarantor, wherever located and whether now owned by any Borrower or hereafter acquired: (a) all Inventory; (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services;
(d) all Equipment (other than Equipment subject to a Permitted Lien); (e) all Investment Property; (f) all shares of stock that Borrower holds in the Affiliate Guarantors (subject to the prior pledging thereof to the Bank): and
(g) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto. The capitalized terms above shall have the meanings assigned thereto under the Uniform Commercial Code as adopted in the State of Georgia.

                                   ARTICLE II

                                   CONDITIONS

         2.1. General Conditions. The obligation of Lender to make any advance hereunder is subject to the satisfaction, on the date hereof and on the date of each advance, of the following conditions:

                  (a) The representations and warranties of Borrower contained in this Loan Agreement shall be true and accurate on and as of such date; and

                  (b) No event shall have occurred or be continuing that would constitute a Default or Event of Default; and

                  (c) The making of the advance shall not cause the Borrower to be in Default hereunder; and

                  (d) The execution and delivery to Lender of a Working Capital Note representing each Working Capital Advance; and

                  (e) The execution and delivery to Lender of an officer's certificate from an authorized officer of the Borrower, certifying to the continued truth and accuracy of all representations and warranties contained in this Agreement; and

                  (f) The execution by Borrower of the Agreement and Plan of Merger by and among Borrower, Lender and Lender's subsidiary (`Merger Agreement").


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         2.2.     Initial Funding Requirements.  The obligation of Lender to make the initial advance to Borrower of the Working Capital Loan is further subject to the condition that Lender shall have received, on or before the date hereof, each of the following:

                  (a)      This Loan Agreement executed by the Borrower;

                  (b) The initial Working Capital Note, executed by Borrower and dated the date hereof in form set forth in Exhibit B hereto;

                  (c) An executed Officer's Certificate, in the form of Exhibit C attached to this Loan Agreement, containing information as of the date hereof;

                  (d) A certificate of the Secretary of Borrower, dated the date hereof and in the form of Exhibit D attached to this Loan Agreement, as to:
(i) the incumbency and signature of the officers of Borrower who have signed or will sign this Loan Agreement, the Working Capital Notes, and any other documents or materials to be delivered by Borrower to Lender pursuant to this Loan Agreement; (ii) the adoption and continued effect of resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Loan Agreement; and (iii) the accuracy and completeness of copies of the articles or certificate of incorporation and bylaws of Borrower, as amended to date;

                  (e) Such additional supporting documents and materials as Lender or its counsel may reasonably request;

                  (f) An opinion of counsel to the Borrower in form and substance satisfactory to each Lender; and

                  (g) Borrower shall have obtained all consents necessary to enter into this Loan Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Borrower and each Affiliate Guarantor hereby jointly and severally represent and warrant to Lender as follows:

         3.1. Organization and Qualification. Borrower and each Affiliate Guarantor is a corporation duly and validly organized and existing under the laws of the state of its incorporation and has the corporate power and all reasonably necessary licenses, permits and franchises to own its assets and properties and to carry on its business as now conducted or presently contemplated. Borrower and each Affiliate Guarantor is duly licensed or qualified to do business and is in good standing in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition.

         3.2. Financial Statements. All of the financial statements of Borrower heretofore furnished to Lender by Borrower (i) are accurate and complete in all material respects and fairly

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present the financial condition, assets, liabilities, results of the consolidated operations of Borrower, cash flow and other information included therein for the periods covered thereby and as of the relevant dates thereof,
(ii) were prepared based upon true, correct and complete information that borrower's management provided and (iii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject in the case of interim financial statements to audit and normal year-end adjustments. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower since the date of the latest of such financial statements except for such matters otherwise disclosed to Lender. There are no any material liabilities, indebtedness and obligations of any nature (whether accrued, absolute, contingent or otherwise) of Borrower or an Affiliate Guarantor not disclosed in writing to Lender.

         3.3. Authorization; Enforceability. The making, execution, delivery and performance of this Loan Agreement, the Working Capital Notes and all other documents to be delivered by Borrower to the Lender in connection with this Loan Agreement, have been duly authorized by all necessary corporate action of Borrower and each of the Affiliate Guarantors. This Loan Agreement and the initial Working Capital Note are, and subsequent Working Capital Notes will be, the valid and binding obligations of Borrower and each Affiliate Guarantor and are and will be enforceable against Borrower and each Affiliate Guarantor and are and will be effective in accordance with their respective terms. No consent or authorization is required in connection with this Loan Agreement or any Working Capital Advances made hereunder other than the consent of the Bank which consent has been obtained. This Loan Agreement grants and creates a valid security interest in the Collateral for the benefit of Lender and such security interest will be validly perfected upon appropriate filings of financing statements, as to the collateral for which financing statements are required to perfect security interests, and with the filing of requisite documents with the United States Patent and Trademark Office to perfect the security interests in registered trademarks, service marks and patents.

         3.4 Compliance with Other Instruments, etc. Borrower and each Affiliate Guarantor is not now, nor after given effect to the Working Capital Loan will be, in violation of its articles of incorporation or by-laws. Borrower is not, nor after giving effect to the Working Capital Loan will be, in material violation of any term of any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, or any term of any applicable Law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of any which violation (or all such violations in the aggregate) would reasonably be expected to have a material adverse effect; and the execution, delivery and performance of this Agreement and the Working Capital Notes will not result in any material violation of or be in material conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Borrower to create) any Lien upon any of the properties or assets of the Borrower pursuant to any such term.

         3.5. Taxes. Borrower and each Affiliate Guarantor has filed all federal, state, foreign and local tax returns which were required to be filed (subject to any valid extensions of the time for filing), and has paid, or made provision for the payment of, all taxes owed by it where the failure to so file or pay such taxes would have any material adverse effect on the assets or properties of the Borrower or such Affiliate Guarantor or cause any material adverse change in the financial condition of the Borrower or such Affiliate Guarantor, and no tax deficiencies have been assessed or, to Borrower's knowledge, proposed against Borrower or an Affiliate Guarantor.

         3.6. Accuracy of Information. All information, certificates or statements by Borrower and each Affiliate Guarantor given in, or pursuant to, this Loan Agreement shall be accurate, true and complete when given in all material respects.

         3.7. Title to Property. Borrower has good title to, or a valid leasehold interest in, all assets and properties shown on Borrower's most recently delivered financial statements and necessary to conduct its business as now conducted or proposed to be conducted, and there are no Liens on any of the assets or properties of Borrower other than Permitted Liens. Borrower and each Affiliate Guarantor has all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, reasonably necessary to conduct its business as now conducted or proposed to be conducted, and Borrower does not know of any conflict with or violation of any valid rights of others with respect thereto.

         3.8. ERISA. Borrower has no knowledge that any Plan is in noncompliance in any material respect with the applicable provisions of ERISA or the Internal Revenue Code. Borrower has no knowledge of any pending or threatened litigation or governmental proceeding or investigation against or relating to any Plan, nor has any knowledge of any reasonable basis for any material proceedings, claims or actions against or relating to any Plan. Borrower has no knowledge that Borrower has incurred any "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA in connection with any Plan. Borrower has no knowledge that there has been any Reportable Event or Prohibited Transaction (as such terms are defined in ERISA) with respect to any Plan, the occurrence of which would have a material adverse effect on the business or condition (financial or otherwise) of Borrower, or that Borrower has incurred any liability to the PBGC under Section 4062 of ERISA in connection with any Plan.

         3.9.     Fiscal Year.  Borrower's fiscal year ends on December 31.

         3.10. Compliance With Laws. Neither Borrower or any Affiliate Guarantor nor any of the assets of Borrower or an Affiliate Guarantor is in violation of any Law to which Borrower or any Affiliate Guarantor or their assets is subject which would have a material adverse effect on Borrower, an affiliate Guarantor or their assets.

         3.11. Other Environmental Conditions. To the best of Borrower's knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of this Loan Agreement that would reasonably be expected to subject Borrower or any Affiliate Guarantor to damages, penalties, injunctive relief or clean-up costs under any Environmental Laws, or that would reasonably be expected to require investigation, clean-up, removal or some other remedial action by Borrower or any Affiliate Guarantor under Environmental Laws which remedial action would materially and adversely affect the business or financial condition of the Borrower or an Affiliate Guarantor, cause any material adverse change in the assets and properties of the Borrower or an Affiliate Guarantor or cause any material impairment of the right to carry on the business of the Borrower or an Affiliate Guarantor.

         3.12. Environmental Judgments, Decrees and Orders. No materially adverse judgment, decree, order or citation related to or arising out of Environmental Laws is applicable to or binds Borrower or an Affiliate Guarantor, or its Facilities or the owner of any of the Facilities.

         3.13. No Claims. Borrower represents, warrants and agrees that neither Borrower nor to its knowledge any of its shareholders whose beneficial ownership is reflected in Borrower's latest annual report or proxy statement filed with the Securities and Exchange Commission, directors, officers, agents or representatives possess any lawsuit, demand, claim, cause of action, right to money or damages, right of offset or recoupment or any other right or claim whatsoever against the Lender. Borrower has also not received any notice that any shareholders of Borrower are contemplating taking any action against the Company that arises under federal or state securities laws.

                                   ARTICLE IV

                               NEGATIVE COVENANTS

         From and after the date of this Loan Agreement and until the entire amount of principal of and interest due on the Working Capital Advances, and all other fees and payments due under this Loan Agreement, and the Working Capital Notes, and any other obligations of Borrower to Lender are paid in full, Borrower shall not do or engage (and shall prevent any Affiliate Guarantor from doing or engaging) in any of the following without the prior written consent of Lender; provided, however, that if any of the following limitations or restrictions imposed on Borrower and the Affiliate Guarantors are more restrictive than the covenants set forth in the Credit Agreement, the limitations and restrictions in this Article IV shall be deemed automatically amended to be consistent in all material respects with such covenants:

         4.1. Liens. Incur, create, assume or permit to be created or allow to exist any Lien upon or in any of its assets or properties (including facilities) except Permitted Liens.

         4.2. Indebtedness. Incur, create, assume, permit to be extended or allow to exist, guarantee, endorse or otherwise become directly or indirectly or contingently responsible or liable for any Indebtedness, except Indebtedness of Borrower to the Lender and the Bank or any financial institution that succeeds such bank.

         4.3. Consolidation or Merger. Consolidate with or merge into any other Person, other than under the Merger Agreement, acquire substantially all of the assets of any other Person, or permit another Person to merge into or consolidate with Borrower or acquire substantially all of the assets of Borrower, whether in one or a series of transactions.

         4.4. Disposition of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets or properties or any real estate or real estate improvements (including facilities) except for sales of inventory in the ordinary course of business.

         4.5. Sale and Leaseback. Enter into any agreement, directly or indirectly, to sell or transfer any real or personal property used in its business and thereafter to lease back the same or similar property.

         4.6. Investments, Loans and Advances. Make any investments, in loans or advances to other Persons, including: (a) any transfer or delivery of cash, stock or other property or value in exchange for Indebtedness, stock or any other security of another Person; (b) any loan, advance or capital contribution to or in any other Person; (c) any guaranty, creation or assumption of any liability or obligation of any other Person; or (d) any investment in any fixed property or fixed assets other than fixed properties and fixed assets acquired and used in the ordinary course of the business of Borrower; provided, however, Borrower may make the following investments, loans and/or advances: (i) investments in insured savings accounts and certificates of deposit and (ii) investments in money market instruments.

         4.7. Loans and Advances. Make any loan or advance to any Person, except: (a) extensions of credit in the ordinary course of business by Borrower to its customers; (b) advances to officers and employees of Borrower for business travel and other expenses in the ordinary course of business; and (c) loans and advances permitted pursuant to Section 4.6 of this Loan Agreement.

         4.8. Transactions with Affiliates. Engage in any transaction with an Affiliate, except that (a) the Borrower may pay compensation and benefits to employees who are Affiliates in accordance with the Borrower's past practices and subject to Section 4.10 hereof, and (b) the Borrower and its Affiliates may conduct business transactions between themselves substantially on the same terms and conditions as such companies have in the last year subject to the other provisions of this Loan Agreement.

         4.9. Restricted Payments. (a) Declare or pay any non-cash dividends; or (b) purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or (c) make any distribution of non-cash assets to Borrower's stockholders as such, whether in assets or in obligations of Borrower; or (d) allocate or otherwise set apart any sum for the purchase, redemption, or retirement of any shares of Borrower's capital stock; or (e) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or (f) pay any cash dividends to any stockholders; or (g) make any management, consulting, noncompete, or other payment to any shareholder, officer or director of Borrower or of any Affiliate or Subsidiary of Borrower.

         4.10. Compensation. Without the prior consent of Lender, increase the salary or benefit levels of any employee, officer or director of Borrower or of an Affiliate Guarantor or institute any new employee benefit plan covering any of employee, director or officer.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         From and after the date of this Loan Agreement and until the entire amount of principal of and interest due on the Working Capital Loan, and all other amounts of fees and payments due under this Loan Agreement, the Working Capital Notes, and any other obligations of Borrower or an Affiliate Guarantor to Lender are paid in full, Borrower shall (and the Borrower shall cause each Affiliate Guarantor) to comply with the following covenants; provided, however, that if any of the following obligations imposed on Borrower and the Affiliate Guarantors are greater than the covenants imposed on them under the Credit Agreement, the obligations under this Article V shall be deemed automatically amended to be consistent in all material respects with such covenants:

         5.1. Corporate Existence; Properties. (a) Maintain its corporate existence; (b) maintain all assets (other than assets no longer used or useful in the conduct of its business) in good repair, working order and condition, ordinary wear and tear excepted; (c) maintain accurate records and books of account in accordance with GAAP consistently applied throughout all accounting periods; and (d) maintain insurance of such nature and in such amounts as is customarily maintained by companies engaged in the same or similar business, including but not limited to hazard, general liability and workers' compensation insurance.

         5.2. Licenses. Maintain in good standing and in full force and effect each license, permit and franchise granted or issued by any federal, state or local governmental agency or regulatory authority that is reasonably necessary to Borrower's or Affiliate Guarantor's business.

         5.3. Reporting Requirements. Furnish to Lender such information respecting the business, assets and financial condition of Borrower as Lender may reasonably request and, without request, furnish to the Lender (a) within thirty (30) days after the end of each month in each Fiscal Year or forty-five
(45) days in the case of the last month of a fiscal quarter, a balance sheet of Borrower as of the end of each month and Year and consolidated statements of profit and loss of Borrower for each such month and for that part of the Fiscal Year ending with each such month, all in reasonable detail and certified as true and correct (subject to audit and normal year-end adjustments), by an officer of Borrower; and

                  (b) As soon as received, but in any event not later than two days after receipt, copies of all management letters submitted to Borrower by independent certified public accountants in connection with any examination of the financial statements of Borrower and notify Lender promptly of any proposed change in any accounting method used by Borrower in the preparation of the financial statements to be delivered to Lender pursuant to this Section.

         5.4. Payment of Taxes and Claims. Pay all Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets in respect of any of its franchises, business, income or profits as and when due and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided that (i) no such charge or claim need be paid if being contested in good faith by appropriate proceedings diligently conducted, if reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and (ii) there shall be no default pursuant to this section if the failure to pay any of the foregoing could not reasonably be expected to have material adverse effect.

         5.5. Inspection of Properties and Records. Permit the Lender or any of its agents or representatives the right upon reasonable notice to visit any of its properties and examine any of its books and records and all Collateral pledged to Lender at any time during normal business hours and as often as may be desired, and Borrower shall facilitate each such inspection and examination. This right of inspection shall include the right to audit the books and records of the Borrower at its expense with the assistance of third parties upon 24 hours notice.

         5.6. Compliance with Laws. (a) Comply with all applicable Environmental Laws, and orders of regulatory and administrative authorities with respect thereto, where, in either case, the failure to do so could reasonably be expected to cause a material adverse effect on the business or financial condition of the Borrower or an Affiliate Guarantor, or its properties or assets or cause any material impairment of the right to carry on the business of the Borrower or an Affiliate Guarantor; and (b) comply with all other Laws applicable to Borrower or an Affiliate Guarantor, its assets or operations where the failure to do so could reasonably be expected to cause a material adverse effect on the business or financial condition of the Borrower or an Affiliate Guarantor or its assets or properties or cause any material impairment of the right to carry on the business of the Borrower or an Affiliate Guarantor.

         5.7. Compliance with Agreements. From and after the date hereof, perform and comply in all respects with the provisions of any agreement, license, regulatory approval, permit and franchise binding upon Borrower, or an Affiliate Guarantor or its assets, if the failure to so perform or comply would have a material adverse effect on the condition (financial or otherwise) of the business, or assets of Borrower or an Affiliate Guarantor.

         5.8.     Notices.  (a) As soon as possible and in any event within two
(2) days after becoming aware of the occurrence of any Default or Event of Default, notify Lender in writing of such Default or Event of Default and set forth the details thereof and the action which is being taken or proposed to be taken by Borrower with respect thereto;

                  (b) Promptly notify Lender of the commencement or threat of any litigation or administrative proceeding of a material nature against the Borrower or an Affiliate Guarantor or its properties or assets;

                  (c) Promptly notify Lender: (i) of the occurrence of any Reportable Event or Prohibited Transaction (as such terms are defined in ERISA) that has occurred with respect to any Plan; and (ii) of the institution by the PBGC or Borrower of proceedings under Title IV of ERISA to terminate any Plan;

                  (d) Unless prohibited by applicable Law, notify Lender, and provide copies, immediately upon receipt, of any notice, pleading, citation, indictment, complaint, order or decree from any federal, state or local government agency or regulatory body, or any other source, asserting or alleging violation of any Law or a circumstance or condition that requires or may require a financial contribution by Borrower or an Affiliate Guarantor under Environmental Laws or an investigation, clean-up, removal, remedial action or other response by or on the part of Borrower or an Affiliate Guarantor under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from or against Borrower or an Affiliate Guarantor for an alleged violation of Environmental Laws;

                  (e) Promptly notify Lender of the commencement of any investigation, litigation, or administrative or regulatory proceeding by, or the receipt of any notice, citation, pleading, order, decree or similar document issued by, any federal, state or local governmental agency or regulatory authority that results in, or may result in, the termination or suspension of any license, permit or franchise of Borrower's or an Affiliate Guarantor's business, or that imposes, or may result in the imposition of, a fine or penalty on Borrower or an Affiliate Guarantor; and

                  (f) Promptly notify Lender in writing in the event of any damage to, or loss of, any of the assets or properties of the Borrower or any Affiliate Guarantor if the net book value of the damaged or lost asset or property at the time of such damage or loss exceeds $150,000.

         5.9 Use of Proceeds. Borrower shall use the proceeds of any Working Capital Advance solely for the uses approved by Lender.

         5.10 Further Documents. Borrower shall execute and deliver such other and further documents and assurances and take such actions that Lender may from time to time request as being necessary or desirable to carry out more effectively the intent and purposes of this Loan Agreement and establish and protect the rights and remedies created or intended to be created in favor of Lender.

                                   ARTICLE VI

                                    REMEDIES

         6.1. Acceleration. Upon the occurrence of an Automatic Event of Default, then, without notice, demand or action of any kind by Lender: (i) the necessity of the Lender to make any Working Capital Advances under this Loan Agreement shall automatically and immediately terminate; and (ii) the entire unpaid principal of and interest accrued on the Working Capital Notes and any other amount due under or pursuant to this Loan Agreement, shall be automatically and immediately due and payable.

                  (b) Upon the occurrence and during the continuance of a Notice Event of Default: (i) Lender shall have the right to immediately terminate its obligation to make any Working Capital Advances under this Loan Agreement; and (ii) Lender may declare the entire unpaid principal of and interest accrued on, the Working Capital Notes, and any other amount due under or pursuant to this Loan Agreement, immediately due and payable.

         6.2. Remedies. Upon an Event of Default, Lender shall be entitled to immediately exercise all rights and remedies under (i) this Loan Agreement and (ii) all applicable Law without any interference or hindrance from the Borrower or an Affiliate Guarantor. No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement, the Working Capital Notes, and existing at law or in equity. No failure or delay on the part of Lender in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right or remedy.

         6.3. Setoff. Borrower agrees that Lender shall have all rights of setoff provided by applicable Law, and in addition thereto, Borrower agrees that if at any time any payment or other amount owing by Borrower under the Working Capital Notes or this Loan Agreement is then due to Lender, then Lender may apply to each such payment or other amount any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with the Lender. Lender shall give the Borrower prompt notice of any such application after such Lender has applied any such funds provided that failure to give such notice shall not affect the obligations of the Borrower hereunder.

         6.4. Application of Payments. All payments and collections received from Borrower and all proceeds from the sale or disposition of any property upon which the Lender possesses a Lien shall be paid and applied as follows:

                  (a) First, to the payment of any outstanding costs and expenses (including reasonable attorneys fees) incurred by Lender (i) in monitoring, verifying, protecting, preserving or enforcing any Collateral, and
(ii) in protecting, preserving or enforcing rights under this Loan Agreement and the Working Capital Notes;

                  (b) Second, to the payment of all outstanding interest and other fees or amounts accruing or due under the Working Capital Notes;

                  (c) Third, to the payment of the entire outstanding principal balance and interest due under the Working Capital Notes; and

                  (d) Fourth, to Borrower or to whoever is lawfully entitled thereto.

         6.5 Indemnification. The Borrower and each Affiliate Guarantor hereby jointly and severally agree to indemnify, defend and hold harmless the Lender, its affiliates, officers, employees, agents, successors and assigns, and all persons, firms and corporations, that may now claim, or at any future time claim, under any of them (collectively, "Indemnitee") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies, and agrees to reimburse the Indemnitee for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by them to the extent arising out of or in connection with any misrepresentation, omission of fact or breach of any of the Borrower's and/or any Affiliate Guarantor's representations, warranties or covenants contained in this Loan Agreement.

                                   ARTICLE VII

                                   DEFINITIONS

         When used in this Loan Agreement, the following terms shall have the meanings specified:

         "Affiliate" shall mean any Person: (a) that directly or indirectly controls, or is controlled by, or is under common control with, Borrower; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of Borrower; (c) five percent (5%) or more of the voting stock of which Person is directly or indirectly beneficially owned or held by Borrower; (d) that is an officer or director of Borrower; (e) of which an Affiliate is an officer or director; or (f) who is related by blood, adoption or marriage to an Affiliate. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Automatic Event of Default" shall mean any one or more of the following:

                  (a) Borrower or an Affiliate Guarantor files a petition in bankruptcy or has a petition in bankruptcy filed against it that is granted or not dismissed within ninety (90) days after being filed or Borrower or an Affiliate Guarantor makes a general assignment for the benefit of creditors or otherwise takes action to avail itself of the benefits of any insolvency or similar type of law;

                  (b) Any lawsuit or adversary proceeding is commenced against Lender by or on behalf of the Borrower or any shareholder of Borrower or any Affiliate Guarantor;

                  (c) Borrower or an Affiliate Guarantor that conducts any material business operations ceases to conduct its business as a going concern; or

                  (d)      Borrower shall breach any material covenant under the

Merger Agreement that provides Lender with the right to terminate the Merger Agreement or if the Merger Agreement shall be terminated.

         "Bankruptcy Code" shall mean Title 11 United States Code Section 101 et. seq.

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday or other day when commercial banks in Georgia are authorized or required by Law to close.

         "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of September 29, 2000, as amended, to which Borrower, the Bank and others are parties.

         "Default" shall mean any event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Environmental Laws" shall mean all Laws, judgments, decrees, permits, licenses, agreements and other governmental restrictions, now or at any time hereafter in effect, relating to (a) the emission, discharge or release of pollutants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances, materials or wastes into the environment, or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes, or (c) the investigation, clean-up or remediation thereof. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and as in effect from time to time.

         "Event of Default" shall mean any Automatic Event of Default or any Notice Event of Default.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

         "Indebtedness" shall mean all liabilities or obligations of Borrower or an Affiliate Guarantor, whether primary or secondary or absolute or contingent:
(a) for borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business, which are not the result of any borrowing); (b) as lessee under leases that have been or should be capitalized according to GAAP; (c) evidenced by notes, bonds, debentures or similar obligations; or (d) secured by any Liens on assets of Borrower or Affiliate Guarantor, whether or not the obligations secured have been assumed by Borrower or an Affiliate Guarantor.

         "Law" shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, written interpretations and orders promulgated thereunder.

         "Lien" shall mean, with respect to any asset: (a) any mortgage, pledge, lien, charge, security interest or encumbrance of any kind in respect of such asset; or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

         "Loan Agreement" shall mean this Loan Agreement, together with any Exhibits and Schedules attached hereto, as the same shall be amended from time to time in accordance with the terms hereof.

         "Notice Event of Default" shall mean any one or more of the following:

                  (a) (i) Borrower shall fail to pay when due the principal of, or interest on, the Working Capital Notes, or (ii) the Borrower shall fail to pay within five (5) calendar days after written notice (from Lender to Borrower specifying the amount), the amount of any other fee, expense or other amount due under this Loan Agreement, the Working Capital Notes, or any other agreement or instrument evidencing any debt, liability or obligation of Borrower to Lender; or

                  (b) Borrower shall default in the performance or observance of any of the covenants and agreements contained in this Loan Agreement and shall fail to cure such default within ten (10) days after receiving written notice from Lender; or

                  (c) Any representation or warranty made by Borrower or an Affiliate Guarantor or any of its directors, officers, employees or agents in this Loan Agreement or in any certification, document or financial statement delivered pursuant to this Loan Agreement shall prove to have been false in any material respect as of the time when made or given; or

                  (d) Any final judgment shall be entered against Borrower in the amount of at least $750,000 or which, when aggregated with other final judgments against Borrower, causes the total of all judgments to exceed $1,500,000 in amount, and shall remain outstanding and unsatisfied, unbonded or unstayed after sixty (60) days from the date of entry thereof; provided that no final judgment shall be included in the calculation under this subsection to the extent that the claim underlying such judgment is covered by insurance and defense of such claim has been tendered to and accepted by the insurer without reservation; or

                  (e) (i) Any Reportable Event (as defined in ERISA) shall have occurred which constitutes grounds for the termination of any Plan by the PBGC or for the appointment of a trustee to administer any Plan, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or Borrower or any trade or business which together with Borrower would be treated as a single employer under Section 4001 of ERISA shall withdraw in whole or in part from a multiemployer Plan, and (ii) the aggregate amount of Borrower's liability for all such occurrences, whether to a Plan, the PBGC or otherwise, may exceed $150,000, and such liability is not covered for the benefit of Borrower by insurance; or

                  (f) Any challenge shall be made by Borrower or any other Person to the Lender's rights and benefits under this Loan Agreement, and the Working Capital Notes, or the validity or enforceability thereof shall be questioned in any respect.

         "Permitted Liens" shall mean: (a) Liens in favor of the Lender to secure the obligations under this Loan Agreement; (b) Liens for taxes, assessments, or governmental charges, or levies that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (c) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership and use of the affected property; (d) Liens or deposits in connection with workmen's compensation, unemployment insurance, social security, ERISA or similar legislation or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of borrowed money) or deposits required by law as a condition to the transaction of business or other liens or deposits of a like nature made in the ordinary course of business; (e) Purchase Money Liens securing purchase money Indebtedness to Lender; and (f) liens in favor of the Bank or any financial institution that succeeds such bank.

         "Person" shall mean and include an individual, partnership, corporation, business enterprise, trust, unincorporated association, any committee of creditors, and any unit, department or agency of government.

         "Plan" shall mean each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan established or maintained, or to which contributions have been made, by Borrower or any trade or business which together with Borrower would be treated as a single employer under Section 4001 of ERISA.

         "Purchase Money Liens" shall mean Liens securing purchase money Indebtedness incurred in connection with the acquisition of capital assets by Borrower or an Affiliate Guarantor in the ordinary course of business; provided that such Liens do not extend to or cover assets or properties other than those purchased in connection with the purchase in which such Indebtedness was incurred and that the obligation secured by any such Lien so created shall not exceed 100% of the cost of the property covered thereby.

         "Working Capital Loan" shall mean the advances made from time to time to Borrower by the Lender pursuant to this Loan Agreement.

         "Working Capital Notes" shall mean the Working Capital Notes from the Borrower payable to the order of Lender.

                                  ARTICLE VIII

                                  SUBORDINATION

         8.1 Subordination. The indebtedness represented by the Working Capital Notes, any other obligations otherwise existing by Borrower to Lender under this Loan Agreement and any Lien in favor of Lender arising hereunder, shall be and remain subordinate and subject to the prior interests of the Bank, all as further set forth in the Subordination Agreement. Any and all rights granted to Lender under Section 1.7, 6.2 and 6.3 of this Loan Agreement are subject to the provisions of the Subordination Agreement. In the event of any conflict between the provisions of this Loan Agreement and the provisions of the Subordination Agreement, the provisions of the Subordination Agreement shall control.

                                   ARTICLE IX
                                    WARRANTS

         9.1. Warrants. In consideration of Lender's execution of this Loan Agreement and the extension of the initial Working Capital Advance to Borrower, Borrower shall issue to Lender 5,559,610 three year warrants at an exercise price of $.45 per share.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Assignability; Successors. The rights and liabilities of Borrower under this Loan Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The rights and liabilities of the Lender are assignable, in whole or in part, without the prior written consent of Borrower.

         10.2. Survival. All covenants, agreements, representations and warranties made in this Loan Agreement or in any document delivered pursuant to this Loan Agreement shall survive the execution and delivery of this Loan Agreement, the issuance of the Working Capital Notes, the delivery of any such document and the repayment of the Working Capital Loan pursuant to the terms of this Loan Agreement.

         10.3. Governing Law. This Loan Agreement, the Working Capital Notes, and the other instruments, agreements and documents issued pursuant to this Loan Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Georgia applicable to agreements made and wholly performed within such state.

         10.4. Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. A duplicate copy of this Agreement, signed by all parties shall be valid and binding as if one original of the Agreement was signed by all parties. A photographic, facsimile
(fax), or carbon copy of the signature(s) of the undersigned will be deemed to be equivalent to the original hereof and/or may be used as a duplicate original. The execution and delivery of signature pages by facsimile shall be sufficient to cause this Loan Agreement to become operative, provided original execution pages are to be delivered no later than two days from the effective date hereof.

         10.5. Conflicts. In the event of any conflict between this Loan Agreement and any other agreement of Lender and Borrower, this Agreement shall supercede and control.

         10.6. Notices. All communications or notices required or permitted by this Loan Agreement shall be in writing and shall be deemed to have been given (a) upon delivery if hand delivered, or (b) five days after deposit in the United States mail, postage prepaid, or (c) upon deposit with a nationally recognized overnight commercial carrier, airbill prepaid, or (d) upon transmission if by facsimile, and each such communication or notice shall be addressed as follows, unless and until any party notifies the other in accordance with this Section 10.6 of a change of address:

If to Borrower:         440 Interstate North Parkway
                        Atlanta, Georgia 30339
                        Attn: CEO

With a copy to:         Smith Gambrill & Russell, LLP
                        1230 Peachtree Street
                        Atlanta, Georgia 30309
                        Attn:  Terry Schwartz

If to Lender:           Baran House
                        8 Omarin st. Industrial Park
                        Omer 84965, Israel
                        Attn: Avi Raviv

With a copy to:         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC
                        One Fountain Square
                        11911 Freedom Drive
                        Reston, Virginia 20190
                        Attn: Mark J. Wishner

         10.7. Amendments; Etc. No amendment, modification, termination or waiver of, or consent to Borrower's or an Affiliate Guarantor's noncompliance with or departure from, any provision of this Loan Agreement, or the Working Capital Notes, shall be effective unless in writing and signed by Borrower and Lender.

         10.8. Accounting Terms. All accounting terms used in this Loan Agreement shall be construed in accordance with generally accepted accounting principles consistent with those used in the preparation of the financial statements referred to in Section 5.3 of this Loan Agreement.

         10.9. Severability. Any provision of this Loan Agreement or any other agreement between Lender and Borrower which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Loan Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

         10.10. Time is of the Essence. Time is of the essence with respect to all payments and performance due from Borrower pursuant to this Loan Agreement and the Working Capital Notes.

         10.11. Enforceability. Borrower and each Affiliate Guarantor represents, warrants and agrees that this Loan Agreement, the Working Capital Notes, and all other documents delivered by Borrower and each Affiliate Guarantor to Lender are lawful and binding obligations of the Borrower and are effective and enforceable in accordance with their terms and shall at all times remain in full force and effect.

         10.12. Entire Agreement. Subject to the provisions of the Merger Agreement, this Loan Agreement and the Working Capital Notes contain the entire understanding of the parties with respect to the subject matter hereof, were voluntarily entered into, and there are no promises and/or inducements which have been made to any party to cause such party to enter into this Loan Agreement other than those which are expressly set forth herein. No statement or writing subsequent to the date hereof purporting to modify, alter or amend any portion hereof, shall be effective unless consented to in writing, which makes specific reference to this Loan Agreement, and which has been signed by the party against whom enforcement thereof is sought.

         10.13 Waiver of Jury Trial. LENDER, BORROWER AND EACH AFFILIATE GUARANTOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT (I) ARISING OUT OF OR WITH RESPECT TO THE LOAN AGREEMENT, ANY OF THE TRANSACTIONS THEREUNDER AND THE WORKING CAPITAL NOTES OR (II) RELATING TO ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION WITH THE ADMINISTRATION ENFORCEMENT OF OR THE EXERCISE OF LENDER'S RIGHTS OR REMEDIES UNDER THE LOAN AGREEMENT, THE WORKING CAPITAL NOTES OR AGAINST THE COLLATERAL.

                                SIGNATURES FOLLOW

         IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first above written.

BARAN ACQUISITION SUB, INC.                o2WIRELESS SOLUTIONS, INC.



By: /s/ Meir Dor                           By: /s/ Andrew D. Roscoe
   -------------------------------            ---------------------------------

Name:  Meir Dor                            Name: Andrew D. Roscoe
     -----------------------------              -------------------------------

Title:  Chairman & CEO                     Title: President, Chairman & CEO
      ----------------------------               ------------------------------

Attest:                                    Attest: /s/ Martin Dempsey
          ------------------------                -----------------------------

Name:                                      Name: Martin Dempsey
          ------------------------              -------------------------------

Title:                                     Title: Secretary
          ------------------------               ------------------------------

                  ADDITIONAL SIGNATURES OF AFFILIATE GUARANTORS
                            ARE ON THE FOLLOWING PAGE

                                 Signature Page
                                       to
                         Working Capital Loan Agreement
o2WIRELESS, INC.                           o2WIRELESS LIGHTING, INC.



By: /s/ Andrew D. Roscoe                   By:  /s/ Andrew D. Roscoe
   -------------------------------            ---------------------------------

Name:   Andrew D. Roscoe                   Name:    Andrew D. Roscoe
     -----------------------------              -------------------------------

Title: President and CEO                   Title: President and CEO
      ----------------------------               ------------------------------

o2WIRELESS SYSTEMS GROUP, INC.             o2WIRELESS DEPLOYMENT, INC.



By: /s/ Andrew D. Roscoe                   By: /s/ Andrew D. Roscoe
   -------------------------------            ---------------------------------

Name:   Andrew D. Roscoe                   Name: Andrew D. Roscoe
     -----------------------------              -------------------------------

Title: President and CEO                   Title: President and CEO
      ----------------------------               ------------------------------

o2WIRELESS SITE DEVELOPMENT, INC.          YOUNG & ASSOCIATES, INC.



By: /s/ Andrew D. Roscoe                   By: /s/ Andrew D. Roscoe
   -------------------------------            ---------------------------------

Name:   Andrew D. Roscoe                   Name:  Andrew D. Roscoe
     -----------------------------              -------------------------------

Title:  President and CEO                  Title: President and CEO
      ----------------------------               ------------------------------

o2WIRELESS MICHIGAN, INC.                  o2WIRELESS NORTH CAROLINA, INC.



By:  /s/ William J. Loughman               By: /s/ Andrew D. Roscoe
   -------------------------------            ---------------------------------

Name:    William J. Loughman               Name:  Andrew D. Roscoe
     -----------------------------              -------------------------------

Title:   Secretary and Treasurer           Title: President and CEO
      ----------------------------               ------------------------------

                       Affiliate Guarantor Signature Page
                                       to
                         Working Capital Loan Agreement

                              EXHIBITS AND SCHEDULE

Exhibit A               Form of Working Capital Note
Exhibit B               Initial Working Capital Note
Exhibit C               Form of Officer's Certificate
Exhibit D               Form of Secretary's Certificate

Schedule 1.1(b)         Use of Proceeds

                              Exhibits and Schedule